Exhibit 5.1

609 Main Street

Houston, TX 77002

To Call Writer Directly: (713) 836-3600	www.kirkland.com	Facsimile: (713) 836-3601

            , 2018

Charah Solutions, Inc. 12601 Plantside Dr. Louisville, KY 40299

Ladies and Gentlemen:

We are acting as special counsel to Charah Solutions, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on May 18, 2018 (File No. 333-225051), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the proposed registration by the Company of up to shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including shares of Common Stock sold pursuant to the underwriters’ option to purchase additional shares, if any. The shares of Common Stock to be sold by the Company and the selling stockholders (the “Selling Stockholders”) identified in the Registration Statement are referred to herein as the “Shares” and the offering of the Shares is referred to herein as the “Offering.”

Pursuant to the terms of a corporate reorganization (the “Reorganization”) that will be completed in connection with the Offering, as further described in the Registration Statement and the prospectus relating thereto, (i) the Selling Stockholders and other existing owners will contribute their interests in the predecessor companies, Charah, LLC, a Kentucky limited liability company (“Charah”), and Allied Power Management, LLC, a Delaware limited liability company (“Allied Power Management”), to the Company and, in connection therewith, shares of the Company’s common stock will be issued to the Selling Stockholder, and (ii) the Company will indirectly acquire all of the membership interests in the predecessor companies, Charah, LLC, a Kentucky limited liability company, and Allied Power Management, LLC, a Delaware limited liability company, and take certain other actions in connection therewith.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Form of Amended and Restated Certificate of Incorporation (the “Charter”) of the Company; (ii) the Form of Amended and Restated Bylaws (the “Bylaws”) of the Company; (iii) the form of Underwriting Agreement filed as an exhibit to the Registration Statement (the “Underwriting Agreement”); (iv) draft resolutions of the board of directors and stockholders of the Company with respect to the Offering (the “Resolutions”); and (v) the Registration Statement.

Charah Solutions, Inc.

            , 2018

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when the final Underwriting Agreement is duly executed and delivered by the parties thereto, the Charter is filed with the Secretary of State of the State of Delaware, the Registration Statement becomes effective under the Act and the Reorganization is consummated in the manner described in the Registration Statement and the prospectus relating thereto:

(a)	with respect to the Common Stock to be issued or sold by the Company, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable; and

(b)	with respect to the Common Stock proposed to be sold by the Selling Stockholders, such Common Stock will be validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Offering.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

Charah Solutions, Inc.

            , 2018

This opinion is furnished to you in connection with the filing of the Registration Statement.

Very truly yours,

KIRKLAND & ELLIS LLP